UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 7, 2011
POTASH AMERICA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-150775	41-2247537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8th Floor – 200 South Virginia Street, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 398-3019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2011 our company entered into an employment agreement with Barry Wattenberg, our president, chief executive officer, chief financial officer, secretary, treasurer and a member of our board of directors.  The employment agreement will become effective on December 1, 2011.

Pursuant to the terms of the employment agreement Mr. Wattenberg will receive a base salary of $10,000 per month, payments of which will accrue, and a key man life insurance policy of $1,000,000 payable half to our company and half to Mr. Wattenberg’s estate.  Our company shall also reimburse all reasonable and necessary business expenses incurred by Mr. Wattenberg in performance of his duties. When established, the company will compensate Mr. Wattenberg with group health insurance benefits and will allow for standard executive benefits such as vacation, holidays, sick leave and the granting of stock options when deemed appropriate by our company.

Item 3.02	Unregistered Sales of Equity Securities.

On November 10, 2011 we issued 25,000 shares of our common stock at a value of $0.0001 per share as compensation for a finder’s fee related to the Sodaville, Nevada property.  These shares were issued pursuant to an exemption from registration relying on Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.
10.1	Employment Agreement of Barry Wattenberg effective December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH AMERICA, INC.
/s/ Barry Wattenberg
Barry Wattenberg
President and Director

Date:	November 17, 2011